A-2 AMENDMENT NO. 1 TO PRECIGEN, INC. 2019 INCENTIVE PLAN FOR NON-EMPLOYEE SERVICE PROVIDERS The first paragraph of Section 6.02 of the Precigen, Inc. 2019 Incentive Plan for Non-Employee Service Providers is amended to read as follows: “6.02 Aggregate Limit “The maximum aggregate number (the “Maximum Aggregate Number”) of shares of Common Stock which may be subject to Awards under this Plan is 12,000,000 shares of Common Stock.”